UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2005
CorVel Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2010 Main Street, Suite 600, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 851-1473
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 22, 2005, CorVel Corporation announced that Richard Schweppe, was resigning his position as Chief Financial Officer and Secretary of the Company. Mr. Schweppe has been with the Company for 17 years, starting in March 1988, and will remain with the Company as Director of Finance.
     The Company also announced the promotion of Scott F. McCloud, 38, to the position of Chief Financial Officer. Mr. McCloud has been with the Company for over ten years, joining the Company as Assistant Controller in June 1995. He was promoted to Corporate Controller and has continued to serve in that position since June 1997. He has a current salary of $98,800 and is eligible for a discretionary annual bonus and discretionary options grants pursuant to the Company’s stock option plan. Mr. McCloud also participates in the Company’s standard employee benefit plans.
     There are no arrangements or understandings between Mr. McCloud and any other persons pursuant to which he was selected as officer. In addition, there are no family relationships between Mr. McCloud and any other director or executive officer of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
August 22, 2005

CORVEL CORPORATION, a Delaware corporation (Registrant)
By:	/s/ V. Gordon Clemons
V. Gordon Clemons Chief Executive Officer and President

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